PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (the “Pledge Agreement”) is made and dated this 8th day of September, 2006 by and between Patient Safety Technologies, Inc., a Delaware corporation (“Debtor”), and Steven J. Caspi, an individual (“Secured Party”).

RECITALS

A. Secured Party has agreed to extend credit to Debtor on the terms and subject to the conditions set forth in that certain Secured Convertible Promissory Note dated as of even date herewith (as the same may be amended, extended or replaced from time to time, the “Note”). The Note is being issued pursuant to that certain Note and Warrant Purchase Agreement dated as of even date herewith (as the same may be amended, extended or replaced from time to time, the “Purchase Agreement”). Capitalized terms used herein without definition have the meanings assigned thereto in the Purchase Agreement.

B. To induce Secured Party to extend such credit, Debtor has agreed to pledge and to grant to Secured Party a security interest in and lien upon certain property of Debtor described more particularly herein.

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Pledge.

Debtor hereby pledges, assigns and grants to Secured Party a security interest in the property described in Section 2 below (collectively and severally, the “Collateral”) to secure payment and performance of the Obligations (as defined below).

2. Collateral.

The Collateral consists of all right, title and interest of Debtor in and to the following, whether now existing or hereafter acquired: (a) all equity interests listed on Schedule 1 to this Pledge Agreement and all other equity interests obtained by Debtor and the certificates representing all such equity interests (the “Pledged Interests”) and all security accounts, deposit accounts, and commodity accounts in which such equity interests are held; (b) all other property that may be delivered to and held by Secured Party pursuant to the terms of this Pledge Agreement; (c) all payments of dividends, cash, securities, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in subparagraph (a) above; (d) all rights, powers and privileges of Debtor with respect to the Collateral referred to above; and (e) all proceeds of the foregoing Collateral.

Upon delivery to Secured Party (a) any stock certificates, promissory notes or other securities now or hereafter included in the Collateral (the “Pledged Securities”) shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to Secured Party and by such other endorsement, instruments and documents as Secured Party may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by Debtor and such other endorsements, instruments or documents as Secured Party may reasonably request. Debtor promises promptly to deliver to Secured Party any and all Pledged Securities and any and all certificates or other instruments or documents representing the Collateral. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

3. Obligations.

The Obligations secured by this Pledge Agreement consists of any and all debts, obligations, and liabilities of Debtor to Secured Party arising out of or related to the Note, the Purchase Agreement and this Pledge Agreement (whether principal, interest, fees or otherwise, whether now existing or hereafter arising, whether voluntary or involuntary, whether or not jointly owed with others, whether direct or indirect, absolute or contingent, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, whether or not from time to time decreased or extinguished and later increased, created or incurred and whether or not extended, modified, rearranged, restructured, refinanced, or replaced, including without limitation, modifications to interest rates or other payment terms of such debts, obligations, or liabilities).

4. Representations and Warranties.

In addition to all representations and warranties of Debtor set forth in the Note and the Purchase Agreement which are incorporated herein by this reference, Debtor hereby represents and warrants that: (a) the Pledged Interests represent that percentage set forth on Schedule I of the issued and outstanding equity interests of the issuer with respect thereto, based on the most recent filings by the respective issuer if such issuer is a publicly reporting company, and in all other cases based on the corporate records of such issuer, in each case as of the date of this Agreement; (b) except for the security interest granted hereunder, Debtor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I, (ii) holds the same free and clear of all liens except the lien in favor of Secured Party, (iii) will not dispose of or make any assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other lien on, the Collateral, other than pursuant hereto, and (iv) will cause any and all Collateral, whether for value paid by Debtor or otherwise, to be forthwith pledged or assigned hereunder and deposited with Secured Party pursuant hereto, and; (c) Debtor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated, and (ii) will defend its title or interest thereto or therein against any and all liens (other than the liens created by this Pledge Agreement), however arising, of all persons whomsoever; (d) no consent of any other person (including stockholders or creditors of Debtor and stockholders or creditors of any issuer of Pledged Securities) and no consent or approval of any governmental authority or any securities exchange was or is necessary to the validity or enforceability of the pledge effected hereby, except such consents as have been obtained and are in full force and effect; (e) by virtue of the execution and delivery by Debtor of this

Pledge Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Collateral are delivered to Secured Party in accordance with this Pledge Agreement or, if a security interest in the Collateral may not under applicable law be perfected by possession, then upon the filing of appropriate financing statements, Secured Party will obtain a valid and perfected first lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; (f) all of the pledged equity interests have been duly authorized and validly issued and are fully paid and nonassessable and are in certificated form; provided that the representation and warranty set forth in this clause (f) is to the best knowledge of Debtor with respect to equity interests in any issuer that is not a subsidiary of Debtor; provided, further, however, that in the event that any such pledged equity interests do not comply with the representation and warranty set forth in this clause (f), Debtor shall be required to take all necessary action to cause such pledged equity interests to satisfy the representation and warranty set forth in this clause (f) within 30 days after obtaining knowledge of same; (g) the Collateral will not be represented by any certificates, notes, securities, documents, or other instruments other than those delivered hereunder; and (h) the terms of the governing documentation for the persons whose equity interests are pledged under this Pledge Agreement will at all times expressly provide that the equity interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of California and that such equity interests will at all times be represented by a certificate or certificates duly delivered to Secured Party under this Pledge Agreement.

5. Registration in Nominee Name; Denominations.

After the occurrence and during the continuance of an Event of Default, Secured Party shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of Debtor, endorsed or assigned in blank or in favor of Secured Party. Debtor will promptly give to Secured Party copies of any notices or other communication received by it with respect to the Pledged Securities registered in the name of Debtor. After the occurrence and during the continuance of an Event of Default, Secured Party shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Pledge Agreement. Debtor hereby grants to Secured Party an exclusive, irrevocable power of attorney, with full power and authority in the place and stead of Debtor to take all such action permitted under this Section 5. Debtor agrees to reimburse Secured Party upon demand for any costs and expenses, including, without limitation, reasonable attorneys’ fees, that Secured Party may incur while acting as Debtor’s attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations secured hereby. It is further agreed and understood between the parties hereto that such care as Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Secured Party’s possession; provided, however, that Secured Party shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

6. Administration of the Pledged Securities.

(a) Until there shall have occurred and be continuing an Event of Default, Debtor shall be entitled to vote or consent with respect to the Pledged Securities in any manner not inconsistent with this Pledge Agreement or any document or instrument delivered or to be delivered pursuant to or in connection herewith and to receive all regular dividends paid with respect to the Pledged Securities; provided, however, that Debtor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of Secured Party under this Pledge Agreement, the Purchase Agreement or the Note or the ability of Secured Party to exercise the same. If there shall have occurred and be continuing an Event of Default and Secured Party shall have notified Debtor that Secured Party desires to exercise its proxy rights with respect to all or a portion of the Pledged Securities, Debtor hereby grants to Secured Party an irrevocable proxy for the Pledged Securities pursuant to which proxy Secured Party shall be entitled to vote or consent, in its discretion, and in such event Debtor agrees to deliver to Secured Party such further evidence of the grant of such proxy as Secured Party may request. Upon the occurrence and during the continuance of an Event of Default, all rights of Debtor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to this Pledge Agreement shall cease, and all such rights shall thereupon become vested in Secured Party, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.

(b) In the event that at any time or from time to time after the date hereof, Debtor, as record and beneficial owner of the Pledged Securities, shall receive or shall become entitled to receive, any dividend or any other distribution whether in securities or property by way of stock split, spin-off, split-up or reclassification, combination of shares or the like, or in case of any reorganization, consolidation or merger, and Debtor, as record and beneficial owner of the Pledged Securities, shall thereby be entitled to receive securities or property in respect of such Pledged Securities, then and in each such case, Debtor shall deliver to Secured Party and Secured Party shall be entitled to receive and retain all such securities or property as part of the Pledged Securities as security for the payment and performance of the Obligations.

(c) Upon the occurrence and during the continuance of an Event of Default, all rights of Debtor to regular dividends and distributions that Debtor is authorized to receive pursuant to this Pledge Agreement shall cease, and all such rights shall thereupon become vested in Secured Party, which shall have the sole and exclusive right and authority to receive and retain such dividends and distributions. All dividends and distributions received by Debtor contrary to the provisions of this Pledge Agreement shall be held in trust for the benefit of Secured Party, shall be segregated from other property or funds of Debtor and shall forthwith be delivered to Secured Party upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by Secured Party pursuant to the provisions of this subparagraph (c) shall be retained by Secured Party in an account to be established by Secured Party upon receipt of such money or other property and shall constitute Collateral under this Pledge Agreement to be applied in accordance herewith.

(d) Upon the occurrence and during the continuance of an Event of Default, Secured Party is authorized to sell the Pledged Securities and, at any such sale of any of the Pledged Securities, if it deems it advisable to do so, to restrict the prospective bidders or purchasers to persons or entities who (1) will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or sale of any of the Pledged Securities; and (2) satisfy the offeree and purchaser requirements for a valid private placement transaction under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and under Securities and Exchange Commission Release Nos. 33-6383; 34-18524; 35-22407; 39-700; IC-12264; AS-306, or under any similar statute, rule or regulation. Debtor agrees that disposition of the Pledged Securities pursuant to any private sale made as provided above may be at prices and on other terms less favorable than if the Pledged Securities were sold at public sale, and that Secured Party has no obligation to delay the sale of any Pledged Securities for public sale under the Act. Debtor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. In the event that Secured Party elects to sell the Pledged Securities, or part of them, and there is a public market for the Pledged Securities, in a public sale Debtor shall use its best efforts to register and qualify the Pledged Securities, or applicable part thereof, under the Act and all state Blue Sky or securities laws required by the proposed terms of sale and all expenses thereof shall be payable by Debtor, including, but not limited to, all costs of (i) registration or qualification of, under the Act or any state Blue Sky or securities laws or pursuant to any applicable rule or regulation issued pursuant thereto, any Pledged Securities, and (ii) sale of such Pledged Securities, including, but not limited to, brokers’ or underwriters’ commissions, fees or discounts, accounting and legal fees, costs of printing and other expenses of transfer and sale.

(e) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Pledged Securities, or any part thereof, Debtor will execute such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure the same.

(f) Nothing contained in this Section 6 shall be deemed to limit the other obligations of Debtor contained in the Purchase Agreement, the Note or this Pledge Agreement and the rights of Secured Party hereunder or thereunder.

7. Default.

An event of default (an “Event of Default”) shall be deemed to exist under this Pledge Agreement if Debtor shall fail to observe any term or condition of the Note, the Purchase Agreement or this Pledge Agreement (in each case after any applicable cure period expressly provided in such instrument or agreement).

8. Remedies.

(a) Upon the occurrence of an Event of Default, Secured Party may, without notice to or demand on Debtor and in addition to all rights and remedies available to Secured Party with respect to the Obligations, at law, in equity or otherwise, do any one or more of the following:

(1) Foreclose or otherwise enforce Secured Party’s security interest in any manner permitted by law or provided for in this Pledge Agreement;

(2) Sell, lease, license or otherwise dispose of any Collateral at one or more public or private sales at Secured Party’s place of business or any other place or places, including, without limitation, any broker’s board or securities exchange, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Secured Party may determine;

(3) Recover from Debtor all costs and expenses, including, without limitation, reasonable attorneys’ fees (including the allocated cost of internal counsel), incurred or paid by Secured Party in exercising any right, power or remedy provided by this Pledge Agreement; and/or

(4) In connection with the disposition of any Collateral, disclaim any warranty relating to title, possession or quiet enjoyment.

(b) Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Debtor shall be given ten (10) days’ prior notice of the time and place of any public sale or of the time after which any private sale or other intended disposition of Collateral is to be made pursuant to this Pledge Agreement, which notice Debtor hereby agrees shall be deemed reasonable notice thereof.

(c) Upon any sale or other disposition pursuant to this Pledge Agreement, Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral or portion thereof so sold or disposed of. Each purchaser at any such sale or other disposition (including Secured Party) shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption of Debtor and Debtor specifically waives (to the extent permitted by law) all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

(d) Any deficiency with respect to the Obligations which exists after the disposition or liquidation of the Collateral shall be a continuing liability of Debtor to Secured Party and shall be immediately paid by Debtor to Secured Party.

(e) Notwithstanding anything else contained in this Pledge Agreement, if any non-cash proceeds are received in connection with any sale or disposition of any Collateral, Secured Party shall not apply such non-cash proceeds to the Obligations unless and until such proceeds are converted to cash; provided, however, that if such non-cash proceeds are not expected on the date of receipt thereof to be converted to cash within one year after such date, Secured Party shall use commercially reasonable efforts to convert such non-cash proceeds to cash within such one year period.

9. Cumulative Rights.

The rights, powers, and remedies of Secured Party under this Pledge Agreement shall be in addition to all rights, powers, and remedies given to Secured Party by virtue of any statute or rule of law, the Purchase Agreement, the Note or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s security interest in the Collateral.

10. Waiver.

Any waiver, forbearance or failure or delay by Secured Party in exercising any right, power, or remedy shall not preclude the further exercise thereof, and every right, power, or remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Secured Party. Debtor waives any right to require Secured Party to proceed against any person or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

11. Setoff.

Debtor agrees that Secured Party may exercise its rights of setoff with respect to the Obligations in the same manner as if the Obligations were unsecured.

12. Binding Upon Successors.

All rights of Secured Party under this Pledge Agreement shall inure to the benefit of its heirs, executors, administrators, successors and assigns, and all obligations of Debtor shall bind its successors and assigns.

13. Severability.

If any of the provisions of this Pledge Agreement shall be held invalid or unenforceable, this Pledge Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

14. Choice of Law.

This Pledge Agreement shall be construed in accordance with and governed by the laws of California, without giving effect to choice of law rules, and, where applicable and except as otherwise defined herein, terms used herein shall have the meanings given them in the Uniform Commercial Code of such state.

15. Amendment.

This Pledge Agreement may not be amended or modified except by a writing signed by each of the parties hereto.

16. Addresses for Notices.

All demands, notices, and other communications to Debtor or Secured Party provided for hereunder shall be in writing or by telephone, promptly confirmed in writing, mailed, delivered, or sent by telefacsimile, addressed or sent to it to the address or telefacsimile number, as the case may be, of Debtor or Secured Party set forth beneath such party’s signature below, or to such other address as shall be designated by a party in a written notice to the other party. All such demands, notices, and other communications shall, when mailed or sent by telefacsimile, be effective when deposited in the mails, delivered or so sent, as the case may be, addressed as aforesaid.

17. Execution in Counterparts.

This Pledge Agreement may be executed in counterparts each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

EXECUTED as of the date first written above.

DEBTOR:	PATIENT SAFETY TECHNOLOGIES, INC.,
a Delaware corporation

By:
Name:
Title:

	Address:	1800 Century Park East, Suite 200
Los Angeles, CA 90067

SECURED PARTY:

By:
	Name:	Steven J. Caspi

	Address:	3010 Westchester Avenue
Purchase, New York 10577

Schedule I

Pledged Securities

Name of Issuer	Certificate No.	No. of Shares	% of Ownership in Issuer

Digicorp	2745 and 2746; Held through AGB Securities	2,421,292	7.2%

IPEX Inc.	1224 and 1077; Warrants A-116 and B-116; Held through AGB Securities	950,000; 450,000	7.8%

Automotive Services Group, Inc.	1	200	100%

Alacra, Inc.	F-6	321,543	1.6%